UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported     February 6, 2012

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

216 Airport Drive, Rochester, NH	03867
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (518) 445-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 6, 2012, Albany International Corp. ("the Registrant"), and certain subsidiaries, executed the First Amendment (the “Amendment”) to the FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT dated as of July 16, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the “Company”); the BORROWING SUBSIDIARIES from time to time party thereto; the LENDERS from time to time party thereto; JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”); JPMORGAN CHASE BANK, N.A., Toronto Branch, as Canadian Agent for the Lenders; and J.P. MORGAN EUROPE LIMITED, as London Agent for the Lenders. The effect of the First Amendment is to permit the Registrant to engage in certain transactions for the purpose of settling certain pension obligations.

A copy of the First Amendment is furnished as an Exhibit to this report. A copy of the Credit Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed July 19, 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10(k) (x) First Amendment, dated as of February 6, 2012.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino Name: John B. Cozzolino Title: Chief Financial Officer and Treasurer

Date: February 9, 2012

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Index to Exhibits

Exhibit No.	Description
10(k)(x)	First Amendment, dated as of February 6, 2012